UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2020 (December 9, 2020)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective as of December 9, 2020, Tivity Health, Inc. (the “Company”) completed the previously announced sale of its Nutrition business to KNS Acquisition Corp. (“Purchaser”) pursuant to terms of a Stock Purchase Agreement (the “Purchase Agreement”), dated October 18, 2020, by and among the Company, Purchaser, and Kainos NS Holdings LP.  At the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (the “Transactions”), Nutrisystem, Inc. and its subsidiaries were acquired by, and became wholly-owned subsidiaries of, Purchaser. Pursuant to the terms of the Purchase Agreement, Purchaser paid to the Company an aggregate purchase price, after giving effect to customary indebtedness and cash adjustments, of approximately $559 million, which amount will be subject to a customary working capital adjustment post-Closing.

At the Closing, the Company also entered into a transition services agreement with Purchaser, pursuant to which, among other things, (i) the Company will provide to Purchaser certain human resources, information technology, finance and accounting and other services for up to six months following the Closing and (ii) Purchaser will provide the Company certain administrative services for inventory management and order fulfillment relating to nutrition products for a period of 18 months following the Closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On December 9, 2020, the Company issued a press release announcing the Closing of the Transactions, the text of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. This information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information. Unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transactions and related notes thereto are attached as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Exhibit 2.1

Stock Purchase Agreement, dated as of October 18, 2020, by and among Tivity Health, Inc., Kainos NS Holdings LP, and KNS Acquisition Corp. [incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 19, 2020, File No. 000-19364].*

Exhibit 99.1	Press Release issued by Tivity Health, Inc., dated December 9, 2020

Exhibit 99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of Tivity Health, Inc.

Exhibit 104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*  Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  December 15, 2020